SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of the
                            Security Exchange Act of 1934
                                 (Amendment No. __)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-12

                                AEHR TEST SYSTEMS
    ------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transactions applies:
          N/A
          ---------------------------------------------------------------------
     (2)  Aggregate number of securities to which transactions applies:
          N/A
          ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          N/A
          ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
          N/A
          ---------------------------------------------------------------------
     (5)  Total fee paid:
          N/A
          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
          N/A
          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
          N/A
          ---------------------------------------------------------------------
     (3)  Filing party:
          N/A
          ---------------------------------------------------------------------
     (4)  Date filed:
          N/A
          ---------------------------------------------------------------------

                               [LOGO]AEHR TEST SYSTEMS

                                AEHR TEST SYSTEMS
                                400 Kato Terrace
                            Fremont, California 94539

                          -----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 15, 2003

                          -----------------------------


TO THE SHAREHOLDERS OF
    AEHR TEST SYSTEMS:

      You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Aehr Test Systems, a California corporation (the "Company") to be held on October 15, 2003, at 4:00 p.m., at the Company's corporate headquarters located at 400 Kato Terrace, Fremont, California 94539, for the following purposes:

      1. To elect five directors.

      2. To approve an amendment of the Company's 1996 Stock Option Plan to increase the number of shares reserved for issuance thereunder by 400,000 shares, to a new total of 1,950,000 shares.

      3. To approve an amendment of the Company's 1997 Employment Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 100,000 shares, to a new total of 400,000 shares.

      4. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors of the Company for the fiscal year ending May 31, 2004.

      5. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Only holders of record of the Common Stock at the close of business on September 4, 2003 will be entitled to notice of and to vote at the Annual Meeting. Please sign, date and mail the enclosed proxy so that your shares may be represented at the Annual Meeting if you are unable to attend and vote in person. If you attend the Annual Meeting, you may vote in person even if you return a proxy.


                                             By Order of the Board of Directors,

                                             /s/ Rhea J. Posedel

                                             RHEA J. POSEDEL
                                             Chief Executive Officer and
                                             Chairman of the Board of Directors

                                AEHR TEST SYSTEMS
                                400 Kato Terrace
                            Fremont, California 94539

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                         2003 ANNUAL MEETING OF SHAREHOLDERS

      This Proxy Statement is being furnished to the Shareholders (the "Shareholders") of Aehr Test Systems, a California corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held on October 15, 2003 and at any adjournments thereof.

      At the Annual Meeting, the Shareholders will be asked:

      1. To elect five directors.

      2. To approve an amendment of the Company's 1996 Stock Option Plan to increase the number of shares reserved for issuance thereunder by 400,000 shares, to a new total of 1,950,000 shares.

      3. To approve an amendment of the Company's 1997 Employment Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 100,000 shares, to a new total of 400,000 shares.

      4. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors of the Company for the fiscal year ended May 31, 2004.

      5. To transact such other business as may properly come before the Annual Meeting or any adjournments of the Annual Meeting.

      The Board of Directors has fixed the close of business on September 4, 2003 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting. Each such Shareholder will be entitled to one vote for each share of Common Stock ("Common Share") held on all matters to come before the Annual Meeting and may vote in person or by proxy authorized in writing.

      This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Shares on or about September 26, 2003.


                               THE ANNUAL MEETING

Date, Time and Place

      The Annual Meeting will be held on October 15, 2003 at 4:00 p.m., local time, at 400 Kato Terrace, Fremont, California 94539.

General

      The Company's principal office is located at 400 Kato Terrace, Fremont, California 94539 and its telephone number is (510) 623-9400.

Record Date and Shares Entitled to Vote

      Shareholders of record at the close of business on September 4, 2003 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 7,157,386 Common Shares outstanding and entitled to vote.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Proxy Solicitation

      Each shareholder voting for the election of directors may cumulate his or her votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote, or distributing the shareholder's votes on the same principle among as many candidates as the shareholder chooses. No shareholder shall be entitled to cumulate votes for any candidate unless the candidate's name has been properly placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters, each share has one vote.

      Proxies are being solicited by the Company. The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.

Quorum; Abstentions; Broker Non-Votes

      The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections, appointed for the meeting, who will determine whether or not a quorum is present. If the shares present, in person and by proxy, do not constitute the required quorum the meeting may by adjourned to a subsequent date for the purposes of obtaining a quorum. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote (the "Votes Cast") at the Annual Meeting with respect to such matter.

      While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

      Broker non-votes (i.e. votes from shares of record by brokers as to which the beneficial owners have no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted. Thus, a broker non-vote will make a quorum more readily but will not otherwise affect the outcome of the voting on a proposal. With respect to a proposal that requires a majority of the outstanding shares (such as an amendment to the articles of incorporation), however, a broker non-vote has the same affect as a vote against the proposal.

Deadline for Receipt of Shareholder Proposals for 2004 Annual Meeting

      Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission ("SEC"). Proposals of shareholders of the Company intended to be presented for consideration at the Company's 2004 Annual Meeting of Shareholders must be received by the Company no later than May 22, 2004, in order that they may be included in the proxy statement and form of proxy related to that meeting.

Shareholder Information

      IN COMPLIANCE WITH RULE 14A-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES THERETO. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO AEHR TEST SYSTEMS, 400 KATO TERRACE, FREMONT, CA 94539, ATTENTION: INVESTOR RELATIONS.

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
                                 AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of August 31, 2003, or some other practical date in cases of the principal shareholders, by: (i) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each of the Company's executive officers named in the Summary Compensation Table appearing herein, and (iv) all directors and executive officers of the Company as a group:

                                                                               Shares Beneficially
                                                                                      Owned(1)
                                                                             -------------------------
Beneficial Owner                                                              Number        Percent(2)
----------------                                                             --------       ----------
Named Executive Officers and Directors:
Rhea J. Posedel (3) .................................................        1,060,897         14.6%
Robert R. Anderson (4) ..............................................           97,500          1.4%
William W. R. Elder (5) .............................................           62,083           *
Mukesh Patel (6) ....................................................           40,000           *
Mario M. Rosati (7) .................................................          216,300          3.0%
Carl J. Meurell (8) .................................................          197,230          2.7%
Gary L. Larson (9) ..................................................          104,517          1.4%
Carl N. Buck (10) ...................................................           84,430          1.2%
David S. Hendrickson (11) ...........................................           63,644           *
All Directors and Executive Officers as a group (10 persons) (12) ...        1,950,079         25.1%

Principal Shareholders:
Private Capital Management, Inc. (13) ...............................        1,473,368         20.6%
   8889 Pelican Bay Blvd., Naples, FL 34108
State of Wisconsin Investment Board (14) ............................        1,184,400         16.5%
   121 East Wilson Street, Madison, WI 53707
Wellington Management Company, LLP (15) .............................          745,100         10.4%
   75 State Street, 19th Floor, Boston, MA 02109
Dimensional Fund Advisors Inc. (16) .................................          369,300          5.2%
   1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401

--------------------------------
*      Represents less than 1% of the Common Shares

(1) Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have represented to the Company that they have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Aehr Test Systems, 400 Kato Terrace, Fremont, California 94539.

(2) Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 31, 2003 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes 20,000 shares held by Vivian Owen, Mr. Posedel's wife, 9,950 shares held by Rhea J. Posedel, trustee for Natalie Diane Posedel, Mr. Posedel's daughter, and 94,166 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2003.

(4) Includes 25,000 shares issuable upon the exercise of stock options within 60 days of August 31, 2003.

(5) Includes 37,083 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2003.

(6) Includes 35,000 shares issuable upon the exercise of stock options within 60 days of August 31, 2003.

(7) Includes 3,040 shares held of record by WS Investment Company 87A. Mr. Rosati is a general partner of WS Investment Company 87A and disclaims beneficial ownership of the shares held by WS Investment Company 87A except to the extent of his proportionate partnership interest therein. Also includes 27,000 shares held by Mario M. Rosati and Douglas Laurice, trustees for the benefit of Mario M. Rosati, 149,177 shares held by Mario
       M. Rosati, Trustee of the Mario M. Rosati Trust, U/D/T dated 1/9/90 and 37,083 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2003.

(8) Includes 196,041 shares issuable upon the exercise of stock options within 60 days of August 31, 2003.

(9) Includes 61,394 shares issuable upon the exercise of stock options within 60 days of August 31, 2003.

(10) Includes 40,124 shares issuable upon the exercise of stock options within 60 days of August 31, 2003.

(11) Includes 63,644 shares issuable upon the exercise of stock options within 60 days of August 31, 2003.

(12) Includes 613,013 shares issuable upon the exercise of stock options within 60 days of August 31, 2003.

(13) Based solely on Form 13F Holdings Report filed with the SEC by Private Capital Management ("PCM") for the period ended June 30, 2003. PCM has shared investment power and shared voting power with respect to the shares.

(14) Based solely on Form 13F Holdings Report filed with the SEC by the State of Wisconsin Investment Board ("SWIB") for the period ended June 30, 2003. SWIB has sole investment and sole voting power with respect to the shares.

(15) Based solely on Form 13F Holdings Report filed with the SEC by Wellington Management Company, LLP ("WMC") for the period ended June 30, 2003. WMC, in its capacity as investment advisor, may be deemed to have beneficial ownership of the 745,100 shares which are held of record by investment advisory clients of WMC. WMC has sole investment power and no voting power with respect to 140,000 shares and shared investment and shared voting power with respect to the remaining shares.

(16) Based solely on Form 13F Holdings Report filed with the SEC by Dimensional Fund Advisors Inc. ("DFA") for the period ended June 30, 2003. DFA has sole investment and sole voting power with respect to the shares.

Equity Compensation Plan Information

       The following table gives information about the Company's common stock that may be issued upon the exercise of options, warrants and rights under all of the Company's existing equity compensation plans as of May 31, 2003.

                                (a)                      (b)                        (c)

                                                                            Number of securities
                                                                       remaining available for future
                      Number of securities to      Weighted-average          issuance under equity
                      be issued upon exercise      exercise price of          compensation plans
                      of outstanding options,     outstanding options, (excluding securities reflected
Plan Category           warrants and rights       warrants and rights            in column (a))
-------------           -------------------       -------------------            --------------
Equity compensation
plans approved by          1,224,500 (1)                 $5.02                       346,646
security holders

Equity compensation
plans not approved by           --                         --                           --
security holders

Total                       1,224,500                    $5.02                       346,646
---------------------

                                       4

(1) Issued pursuant to the Company's 1996 Stock Option Plan and the 1997 Employee Stock Purchase Plan ("Stock Option Plans"), which require the approval of and have been approved by the Company's shareholders. See description of the Stock Option Plans below.

Stock Option Plans

     On October 23, 1996, the Board of Directors approved the 1996 Stock Option Plan (the "Stock Plan"). The Stock Plan provides for the granting of non-qualified stock options or incentive stock options to employees and consultants at the fair market value of the Company's common stock as of the date of grant. Options granted under the Stock Plan generally vest at a rate of 1/48th per month, however, the vesting schedule can change on a grant-by-grant basis. The Stock Plan provides that vested options may be exercised for 3 months after termination of employment and for 12 months after termination of employment as a result of death or disability. The Company may select alternative periods of time for exercise upon termination of service. The Stock Plan permits options to be exercised with cash, check, certain other shares of the Company's common stock or consideration received by the Company under a "cashless exercise" program. In the event that the Company merges with or into another corporation, or sell substantially all of the Company's assets, the Stock Plan provides that each outstanding option will be assumed or substituted for by the successor corporation. If such substitution or assumption does not occur, each option will fully vest and become exercisable. As of May 31, 2003, there are 1,502,167 shares of Common Stock reserved under the Stock Plan and 288,388 shares remaining for future issuance.

     On June 9, 1997, the Board of Directors adopted the 1997 Employee Stock Purchase Plan (the "ESPP"). The ESPP has consecutive, overlapping, twenty-four month offering periods. Each twenty-four month offering period includes four six month purchase periods. The offering periods generally begin on the first trading day on or after April 1 and October 1 each year, except that the first such offering period commenced with the effectiveness of the Company's initial public offering and ended on the last trading day on or before March 31, 1999. Shares are purchased through employee payroll deductions at exercise prices equal to 85% of the lesser of the fair market value of the Company's Common
Stock at either the first day of an offering period or the last day of the purchase period. If a participant's rights to purchase stock under all employee stock purchase plans of the Company accrue at a rate which exceeds $25,000 worth of stock for a calendar year, such participant may not be granted an option to purchase stock under the ESPP. The maximum number of shares a participant may purchase during a single purchase period is determined by dividing $12,500 by the fair market value of a share of the Company's Common Stock on the first day of the then current offering period. As of May 31, 2003, there are 300,000 shares of Common Stock reserved under the ESPP and 58,258 shares remaining for future issuance.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

        At the Annual Meeting, five directors are to be elected to serve until the next Annual Meeting or until their successors are elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the five nominees named below, all of whom are presently directors of the Company. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

        The names of the nominees and certain information about them are set forth below:

                                                                                         Director
Name of Nominee                Age                       Position                         Since
----------------------------   ---   -------------------------------------------------   --------
Rhea J. Posedel                 61   Chairman of the Board and Chief Executive Officer     1977
Robert R. Anderson (1)          65   Director                                              2000
William W.R. Elder (1)(2)       64   Director                                              1989
Mukesh Patel (1)                45   Director                                              1999
Mario M. Rosati (2)             57   Director and Secretary                                1977

----------------------------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

        The principal occupation of each of the Board members during the past five years is set forth below. There is no family relationship between any director or executive officer of the Company.

        RHEA J. POSEDEL is a founder of the Company and has served as Chief Executive Officer and Chairman of the Board of Directors since its inception in 1977. From the Company's inception through May 2000, Mr. Posedel also served as President. Prior to founding the company, Mr. Posedel held various project engineering and engineering managerial positions at Lockheed Martin Corporation (formerly "Lockheed Missile & Space Corporation"), Ampex Corporation, and Cohu, Inc. He received a B.S. in Electrical Engineering from the University of California, Berkeley, an M.S. in Electrical Engineering from San Jose State University and an M.B.A. from Golden Gate University.

        ROBERT R. ANDERSON was appointed to the Company's Board of Directors in October 2000. Mr. Anderson is a private investor. From January 1994 to January 2001, he was Chairman of Silicon Valley Research, Inc., a semiconductor design automation software company, and its Chief Executive Officer from December 1996 to August 1998, and from April 1994 to July 1995. He also served as Chairman of Yield Dynamics, Inc., a private semiconductor process control software company, from October 1998 to October 2000, and as Chief Executive Officer from October 1998 to April 2001. Mr. Anderson co-founded KLA Instruments Corporation, now KLA-Tencor Corporation, a supplier of semiconductor process control systems, in 1975 and served in various capacities including Chief Operating Officer, Chief Financial Officer, Vice Chairman and Chairman before he retired from that company in 1994. Mr. Anderson is a director of MKS Instruments, Inc., Metron Technology N.V. and Trikon Technologies, Inc. He also serves as a director for two private development stage companies, and as a trustee of Bentley College.

        WILLIAM W. R. ELDER has been a director of the Company since 1989. Dr. Elder was the Chief Executive Officer of Genus, Inc. ("Genus"), a semiconductor company, from his founding of Genus in 1981 to September 1996, and has been serving in that same position again since April 1998. Dr. Elder has been a director of Genus since its inception. Dr. Elder holds a B.S.I.E. and an honorary Doctorate Degree from the University of Paisley in Scotland.

        MUKESH PATEL was appointed to the Company's Board of Directors in June 1999. Mr. Patel is a leading entrepreneur in the Silicon Valley who founded Sparkolor Corporation, acquired by Intel Corporation in late 2002, and co-founded SMART Modular Technologies, Inc., a billion dollar company, acquired by Solectron Corporation in late 1999. Mr. Patel holds a B.S. degree in Engineering with an emphasis in digital electronics from Bombay University, India. Mr. Patel also serves as a Board member for Nazomi Communications Inc. and Parama Networks.

        MARIO M. ROSATI has been a director of the Company since 1977. He has been with the law firm Wilson Sonsini Goodrich & Rosati, Professional Corporation since 1971. Mr. Rosati is a director of Genus, Inc., a semiconductor company, Sanmina-SCI Corporation, an electronics contract manufacturer, Symyx Technologies, Inc., a combinatorial materials science company and Vivus, Inc., a specialty pharmaceutical company, all publicly-held companies. He is also a director of several privately-held companies.

Board Meetings and Committees

        The Board of Directors  held a total of four (4) meetings and acted two
(2) times by unanimous written consent during the fiscal year ended May 31, 2003. No incumbent director during his period of service in such fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. The Board of Directors has two committees, the Audit Committee and the Compensation Committee.

        The Compensation Committee of the Board of Directors currently consists of Messrs. Elder and Rosati. The Compensation Committee held one (1) meeting during fiscal year 2003. The Compensation Committee reviews and advises the Board of Directors regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company.

        The Board of Directors has no nominating committee or any committee performing such function.

                        REPORT OF THE AUDIT COMMITTEE(1)

        The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of the Company's financial accounting and reporting system of internal control, audit process and process for monitoring compliance with laws and regulations. The Audit Committee, consisting of Messrs. Patel, Anderson and Elder, held four (4) meetings in fiscal year 2003. Each member is an independent director in accordance with the Nasdaq National Market Audit Committee requirements. The Audit Committee evaluates the scope of the annual audit, reviews audit results, consults with management and the Company's independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of the Company's financial affairs.

        The Company's management has primary responsibility for preparing the Company's financial statements and for the Company's financial reporting process. The Company's independent auditors, PricewaterhouseCoopers LLP ("PwC"), are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Audit Committee has reviewed and discussed with management the audited financial statements for the year ended May 31, 2003. PwC, the Company's independent auditors for fiscal year 2003, issued their unqualified report dated July 1, 2003 on the Company's consolidated financial statements.

        The Audit Committee has also discussed with PwC the matters required to be discussed by AICPA Statement on Auditing Standards No. 61, "Communication with Audit Committees." The Audit Committee has also received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has conducted a discussion with PwC relative to its independence. The Audit
Committee has considered whether PwC's provision of non-audit services is compatible with its independence. The Audit Committee has an Audit Committee Charter.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of Aehr Test Systems that the Company's audited financial statements for the fiscal year ended May 31, 2003 be included in the Annual Report on Form 10-K.

                                                        AUDIT COMMITTEE

                                                        Mukesh Patel
                                                        Robert R. Anderson
                                                        William W.R. Elder

(1) The information regarding the Audit Committee is not "soliciting" material and is not deemed "filed" with the SEC, and is not incorporated by reference into any filings of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Director Compensation

        Rhea J. Posedel, the only inside director of the Company, does not receive any cash compensation for his services as a member of the Board of Directors. Each outside director receives (1) an annual retainer of $10,000, (2) $1,250 for each regular board meeting he attends, and (3) $750 for each committee meeting he attends if not held in conjunction with a regular board meeting, in addition to being reimbursed for certain expenses incurred in attending Board and committee meetings. Prior to each annual meeting of shareholders, each outside director may elect to receive an additional stock option grant in lieu of any cash payments throughout the year. An inside director is a director who is a regular employee of the Company, whereas an outside director is not an employee of the Company. Directors are eligible to participate in the Company's stock option plans. In fiscal 2001, outside directors William Elder, Mario Rosati and Mukesh Patel were each granted options to purchase 5,000 shares at $6.25 per share, additional options to purchase 20,000 shares at $4.00 per share were each granted to William Elder and Mario Rosati, and an option to purchase 15,000 shares at $6.00 was granted to outside director Robert Anderson. In fiscal 2002, outside directors William Elder, Mario Rosati, Mukesh Patel and Robert Anderson were each granted options to purchase 5,000 shares at $3.85 per share. In fiscal 2003, outside directors William Elder, Mario Rosati, Mukesh Patel and Robert Anderson were each granted options to purchase 5,000 shares at $2.70 per share

Vote Required

        The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law. See "Quorum; Abstentions; Broker Non-Votes."

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES
                                    LISTED ABOVE

                                   PROPOSAL 2

                       AMENDMENT TO THE 1996 STOCK OPTION PLAN

Proposal

        The Board of Directors is proposing that the 1996 Stock Option Plan (the "Stock Plan") be amended to increase the number of shares authorized thereunder to provide for the issuance of up to an aggregate of 1,950,000 shares of Common Stock of the Company to employees, directors and consultants of the Company. This would require the reservation of an additional 400,000 shares of Common Stock for issuance upon exercise of the options granted pursuant to the Stock Plan, in addition to the 1,550,000 shares previously reserved under the Stock Plan.

        The Board of Directors is proposing this amendment in order to allow for sufficient stock options to cover the Company's needs for at least the next fiscal year.

Participation in the 1996 Stock Option Plan

        The grant of options, stock purchase rights, stock bonus awards and long-term performance awards under the Stock Plan to employees, including the executive officers named in the Summary Compensation Table herein, is subject to the discretion of the plan administrator. As of the date of this proxy statement, there has been no determination by the plan administrator with respect to future awards under the Stock Plan. Accordingly, future awards are not determinable. No stock bonus awards or long-term performance awards were granted during the last fiscal year. The following table sets forth information with respect to the grant of options to the executive officers named in the Summary Compensation Table, to all current executive officers as a group, to all outside directors as a group and to all other employees as a group during the last fiscal year:

Amended Plan Benefits
1996 Stock Option Plan

                                                                                Weighted
                                                   Securities                    Average
            Name of Individual                     Underlying                Exercise Price
                   Or                               Options                    Per Share
       Identity of Group and Position              Granted(#)                  ($/share)
-------------------------------------------       ------------              ----------------
Rhea J. Posedel                                      40,000                       $4.47
Carl J. Meurell                                      10,000                       $4.06
Gary L. Larson                                       25,000                       $4.06
Carl N. Buck                                         10,000                       $4.06
David S. Hendrickson                                  5,000                       $4.06
All current executive officers as a group           100,000                       $4.22
All Outside Directors as a group                     20,000                       $2.70
All other employees (including all current
officers who are not executive officers)
as a group                                           77,850                       $3.68

Summary of Stock Plan

        Purpose. The purposes of the Stock Plan are to attract and retain the best available personnel, to provide additional incentive to employees, directors and consultants of the Company and to promote the success of the Company's business.

        Status of Shares. As of September 1, 2003, options to purchase a total of 1,311,184 (net of cancelled or expired options) shares were outstanding under the Stock Plan. In addition, options to purchase 190,983

(plus any shares that might in the future be returned to the plan as a result of cancellations or expiration of options) shares remained available for future grant thereunder.

        Eligibility; Administration. Under the Stock Plan, employees may be granted "incentive stock options" intended to qualify within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and employees, directors and consultants may be granted "non-statutory stock options" not intended to qualify under such statute. The Stock Plan is administered by the Board of Directors of the Company, or by a committee appointed by the Board of Directors and consisting of at least two members of the Board, which determine the terms of options granted, including the exercise price, the number of shares subject of the option and the options' exercisability. The Board or its committee has sole discretion to interpret any provision of the Stock Plan.

        Exercise Price. The exercise price of options granted under the Stock Plan is determined by the Board of Directors or its committee. The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. However, the exercise price of options granted to an optionee who owns more than 10% of the voting power or value of all classes of stock of the Company must not be less than 110% of the fair market value on the date of grant. The Common Stock is currently traded on The Nasdaq Stock Market. While the Company's stock is traded on The Nasdaq Stock Market, the fair market value is the reported closing price on the date of grant.

        Exercisability. Options granted to new optionees under the Stock Plan generally become exercisable starting one month after the date of grant with 1/48th of the shares covered thereby becoming exercisable at that time and with an additional 1/48th of the total number of option shares becoming exercisable each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant. The term of an option may not exceed ten years. No option may be transferred by the optionee other than by will or the laws of descent or distribution. Each option may be exercised, during the lifetime of the optionee, only by such optionee.

        Stock Purchase Rights. The Stock Plan permits the Company to grant rights to purchase Common Stock. After the Board or Committee determines that it will offer stock purchase rights under the Stock Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of shares that the offeree shall be entitled to purchase, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a stock purchase agreement or a stock bonus agreement in the form determined by the Board or Committee.

        Unless the Board or Committee determines otherwise, the stock purchase agreement or a stock bonus agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason. The purchase price for shares repurchased pursuant to the stock purchase agreement or a stock bonus agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Board or Committee may determine.

        Amendment and Termination. The Board may at any time amend or terminate the Stock Plan without approval of the shareholders; provided, however, that the Company will obtain shareholder approval of any amendment to the Stock Plan to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), with Section 422 of the Code, or with any other applicable law or regulation, including requirements of the NASD or any established stock exchange. Any amendment or termination of the Stock Plan is subject to the rights of optionees under agreements entered into prior to such amendment or termination.

Certain Federal Tax Information

        An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or at the time it is exercised, although exercise of the option may subject the optionee to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after exercise of the option, any gain will be treated as long-term capital gain. If these holding periods are not satisfied at the time of sale, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the option exercise or (ii) the sale price of the stock, and the Company will be entitled to a deduction in the same amount. (Different rules may apply upon a premature disposition by an optionee who is an officer, director or 10% shareholder of the Company.) Any additional gain or loss recognized on such a premature disposition of the shares will be characterized as capital gain or loss. If the Company grants an incentive stock option and as a result of the grant the optionee has the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value (under all plans of the Company and determined for each share as of the date the option to purchase the share was granted) in excess of $100,000, then the excess shares must be treated as non-statutory options.

        An optionee who is granted a non-statutory stock option will also not recognize any taxable income upon the grant of the option. However, upon exercise of a non-statutory stock option, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized by an optionee who is an employee of the Company will be subject to tax withholding by the Company. Upon resale of the shares by the optionee, any difference between the sales price and the fair market value at the time of exercise, to the extent not recognized as ordinary income as described above, will be treated as capital gain or loss. The Company will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee.

Vote Required

        Approval of the amendment to the Stock Plan requires the affirmative vote of the Votes Cast (which affirmative vote must constitute at least a majority of the required quorum). The effect of an abstention is the same as that of a vote against the proposal.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT
                            TO THE 1996 STOCK OPTION PLAN

                                   PROPOSAL 3

                 AMENDMENT TO THE 1997 EMPLOYEE STOCK PURCHASE PLAN

Proposal

        The Board of Directors is proposing that the 1997 Employee Stock Purchase Plan (the "ESPP") be amended to increase the number of shares authorized thereunder to provide for the issuance of up to an aggregate of 400,000 shares of Common Stock of the Company to employees of the Company. This would require the reservation of an additional 100,000 shares of Common Stock for issuance upon the ESPP, in addition to the 300,000 shares previously reserved under the ESPP.

        The Board of Directors is proposing this amendment in order to enable the Company to continue its policy of encouraging employee equity participation in the Company by enabling employees to purchase the Company's common stock at a discount from the market price through voluntary payroll deductions. The Management also believes the continued opportunity for employees equity participation will promote the attraction, retention and motivation of employees.

Participation in the 1997 Employee Stock Purchase Plan

        Participation in the ESPP is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. Outside directors are not eligible to participate in the ESPP. No purchases have been made under the ESPP since its amendment by the Board. However, purchases were made under the ESPP prior to such amendment. The following table sets forth certain information regarding shares purchased under the ESPP during the last fiscal year and the payroll deductions accumulated at the end of the last fiscal year in accounts under the ESPP for each of the executive officers named in the Summary Compensation Table, for all current executive officers as a group and for all other employees who participated in the ESPP as a group:

Amended Plan Benefits
1997 Employee Stock Purchase Plan

                                                                                Payroll
                                                    Number of                  Deductions
            Name of Individual                       Shares        Dollar        as of
                   Or                               Purchased      Value         Fiscal
       Identity of Group and Position                  (#)         ($)(1)       Year End
-------------------------------------------       ------------    ---------  ------------
Rhea J. Posedel                                        --             --            --
Carl J. Meurell                                        --             --            --
Gary L. Larson                                       6,826         $ 2,969       $ 3,270
Carl N. Buck                                         5,441         $ 2,301       $ 2,837
David S. Hendrickson                                   --             --            --
All current executive officers as a group           12,267         $ 5,270       $ 6,107
All other employees (including all current
officers who are not executive officers)
as a group                                          29,348         $12,910       $14,263

-------------------
(1) Market value of shares on date of purchase, minus the purchase price under the ESPP.

Summary of Stock Plan

        Purpose. The purpose of the ESPP is to provide employees of the Company who participate in the ESPP with an opportunity to purchase common stock of the Company through payroll deductions.

        Administration. The ESPP may be administered by the Board of Directors or a committee appointed by the Board. All questions of interpretation or application of the ESPP are determined at the sole discretion of the Board of Directors or its committee. The ESPP is currently being administered by the Board of Directors. Members of the Board of Directors who are eligible employees are permitted to participate in the ESPP but may not vote on any matter affecting the administration of the ESPP or the grant of any option pursuant to the ESPP, or be a member of any committee appointed to administer the ESPP. No charges for administrative or other costs may be made against the payroll deductions of a participant in the ESPP. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the ESPP.

        Eligibility. Any person who is employed by the Company for at least 20 hours per week and more than five months in a calendar year on the date his or her participation in the ESPP is effective is eligible to participate in the ESPP. As of May 31, 2003, approximately 73 employees were eligible to participate in the ESPP.

        Offer Date. The ESPP has consecutive, overlapping, twenty-four month offering periods. Each twenty-four month offering period includes four six month purchase periods. The offering periods generally begin on the first trading day on or after April 1 and October 1 each year, except that the first such offering period commenced with the effectiveness of the Company's initial public offering and ended on the last trading day on or before March 31, 1999.

        Purchase Price. Shares are purchased through employee payroll deductions at exercise prices equal to 85% of the lesser of the fair market value of the Company's Common Stock at either the first day of an offering period or the last day of the purchase period. If a participant's rights to purchase stock under all employee stock purchase plans of the Company accrue at a rate which exceeds $25,000 worth of stock for a calendar year, such participant may not be granted an option to purchase stock under the ESPP. The maximum number of shares a participant may purchase during a single purchase period is determined by dividing $12,500 by the fair market value of a share of the Company's Common Stock on the first day of the then current offering period.

        Payment of Purchase Price; Payroll Deductions. The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed 10% of a participant's eligible compensation. A participant may discontinue his or her participation in the ESPP or may decrease, but not increase, the rate of payroll deductions at any time during the offering period. All payroll deductions are credited to the participant's account under the ESPP and are deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

        Purchase of Stock; Exercise of Option. At the beginning of each offering period, by executing a subscription agreement to participate in the ESPP, each employee is in effect granted an option to purchase shares of common stock. The maximum number of shares placed under option to a participant in an offering is determined by dividing the compensation which such participant has elected to have withheld during the offering period by 85% of the fair market value of the common stock at the beginning of the offering period or ending of a purchase period, whichever is lower.

        Withdrawal. While each participant in the ESPP is required to sign a subscription agreement authorizing payroll deductions, the participant's interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the ESPP. Such withdrawal may be elected at any time prior to the end of the applicable six-month offering period. A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the ESPP.

        Termination of Employment. Termination of a participant's employment for any reason, including retirement or death, cancels his or her participation in the ESPP immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement.

        Changes. In the event of any change, such as stock splits or stock dividends, made in the capitalization of the Company that results in an increase or decrease in the number of shares of common stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made by the Company in the number of shares subject to purchase and in the purchase price per share, subject to any required action by the shareholders of the Company.

        Amendment and Termination of the ESPP. The Board of Directors may at any time amend or terminate the ESPP, except that such termination shall not affect options previously granted nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the ESPP without approval of the shareholders of the Company if such amendment would increase the number of shares reserved under the ESPP. The ESPP will by its terms terminate in 2007.

        Tax Information. The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extend of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

        The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the ESPP. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

Vote Required

        Approval of the amendment to the ESPP requires the affirmative vote of the Votes Cast (which affirmative vote must constitute at least a majority of the required quorum). The effect of an abstention is the same as that of a vote against the proposal.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT
                       TO THE 1997 EMPLOYEE STOCK PURCHASE PLAN

                                   PROPOSAL 4

             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors of the Company has selected PricewaterhouseCoopers LLP, as the Company's independent auditors, to audit the financial statements of the Company for the current fiscal year ending May 31, 2004, and recommends that Shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee and the Board of Directors will reconsider their selection. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Fees

        The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for the following services during fiscal 2003:


      DESCRIPTION OF SERVICES
      -----------------------

Audit fees(1)                                  $ 92,375

Financial  information  system  design
   and implementation fees(2)                        --

All other fees(3)                                68,175
                                               --------
TOTAL                                          $160,550
                                               ========



(1) Represents the aggregate fees billed or to be billed for professional services rendered for the audit of the Company's fiscal 2003 annual financial statements and for the review of the financial statements included in the Company's quarterly reports during such period.

(2) Represents the aggregate fees billed for operating or supervising the operation of the Company's information system or managing the Company's local area network and/or designing or implementing a hardware or software system that aggregates data or generates information that is significant to the generation of the Company's financial statements.

(3) Represents the aggregate fees billed or to be billed for tax services rendered in fiscal 2003. The Audit Committee considered and determined that the auditor's provision of non-audit services is compatible with the auditor's independence.


          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
            RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

                       COMPENSATION OF EXECUTIVE OFFICERS

        The following table shows information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the fiscal years ended May 31, 2003, 2002 and 2001 by the Chief Executive Officer and each of the four other most highly compensated executive officers with annual compensation in excess of $100,000 for the fiscal year ended May 31, 2003.

                                 Summary Compensation Table

                                                                            Long-term
                                                                           Compensation
                                                                           ------------
                                                  Annual Compensation       Securities
                                       Fiscal   -----------------------     Underlying         All Other
Name and Principal Position             Year    Salary ($)    Bonus ($)     Options ($)     Compensation ($)
---------------------------             ----    ----------    ---------    ------------     ----------------
Rhea J. Posedel .....................   2003     $213,252        --           $2,252           $17,505(1)
   Chief Executive Officer and          2002     $200,199        --           $1,935           $ 5,795(2)
      Chairman of the Board of          2001     $220,613     $ 55,755        $7,183           $ 3,341(3)
      Directors

Carl J. Meurell .....................   2003     $195,850     $ 52,965        $2,294           $17,254(1)
   President and Chief Operating        2002     $197,397     $ 10,000        $1,935           $13,968(2)
      Officer                           2001     $197,067     $ 58,488        $7,183           $ 2,755(3)

Gary L. Larson ......................   2003     $169,855         --          $1,944           $ 4,061(1)
   Vice President of Finance and        2002     $166,503         --          $1,935           $ 7,341(2)
      Chief Financial Officer           2001     $166,176     $ 33,709        $6,576           $ 3,380(3)

Carl N. Buck ...........................2003     $151,205     $ 14,749        $1,580           $ 6,187(1)
   Vice President of Contactor          2002     $139,289         --          $1,746           $ 3,717(2)
    Business Group                      2001     $164,520     $ 31,395        $6,753           $ 2,189(3)

David S. Hendrickson.................   2003     $174,214     $ 26,906        $2,015           $13,013(1)
   Vice President of Engineering        2002     $175,792     $ 14,280        $1,935           $ 5,491(2)
                                        2001     $128,455     $ 28,735        $5,195           $ 2,278(3)

---------------------
(1) Consists of health and life insurance premiums and medical costs paid by the Company during the year ended May 31, 2003.

(2) Consists of health and life insurance premiums and medical costs paid by the Company during the year ended May 31, 2002.

(3) Consists of health and life insurance premiums and medical costs paid by the Company during the year ended May 31, 2001.

Stock Option Grants and Exercises

      The following table sets forth the number and terms of options granted to the persons named in the Summary Compensation Table during the fiscal year ended May 31, 2003.

                       Option Grants in Last Fiscal Year

                                                                           Potential Realizable
                                       Individual Grants                     Value at Assumed
                      ----------------------------------------------------   Annual Rates of
                      Number of     % of Total                                 Stock Price
                      Securities      Options                                Appreciation for
                      Underlying    Granted to      Exercise                   Option Term(4)
                       Options     Employees in      Price      Expiration  -------------------
Name                  Granted(1)  Fiscal Year(2)  ($/Share)(3)     Date       5% ($)   10% ($)
----                  ----------  --------------  ------------  ----------  --------   --------
Rhea J. Posedel          40,000        22.5%         $4.47       7/22/2009   $49,873   $137,831
Carl J. Meurell          10,000         5.6%         $4.06       7/22/2009   $16,528   $ 38,518
Gary L. Larson           25,000        14.1%         $4.06       7/22/2009   $41,321   $ 96,295
Carl N. Buck             10,000         5.6%         $4.06       7/22/2009   $16,528   $ 38,518
David S. Hendrickson      5,000         2.8%         $4.06       7/22/2009   $ 8,264   $ 19,259

-----------------
(1) The options were granted under the 1996 Stock Option Plan and vested over four years.

(2) Based on an aggregate of 177,850 options granted by the Company in the year ended May 31, 2003 to employees and consultants to the Company, including the named executive officers.

(3) The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors, except the exercise price of the options granted to Mr. Posedel was equal to 110% of the fair market value of the Common Stock on the date of the grant.

(4) This column sets forth hypothetical gains or "option spreads" for the options at the end of their respective seven-year terms, as calculated in accordance with the rules of the SEC. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% annually from the date the option was granted to the end of the option term. The 5% and 10% rates of appreciation are specified by the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices. The Company does not necessarily agree that this method properly values an option. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions and the timing of option exercises, if any.

      The following table provides information concerning option exercises by the persons named in the Summary Compensation Table during the fiscal year ended May 31, 2003 and the value of unexercised options at such date.

          Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                           Number of Securities
                                                          Underlying Unexercised         Value of Unexercised
                                                                 Options at             In-the-Money Options at
                               Shares                       Fiscal Year-End(#)(1)        Fiscal Year-End($)(2)
                             Acquired on     Value       ---------------------------  --------------------------
Name                         Exercise (#)  Realized ($)  Exercisable   Unexercisable  Exercisable  Unexercisable
----                         ------------  ------------  -----------   -------------  -----------  -------------
Rhea J. Posedel ............      --            --          99,062         65,938           --             --
Carl J. Meurell ............      --            --         182,186         42,814           --             --
Gary L. Larson .............      --            --          63,061         34,939           --             --
Carl N. Buck ...............      --            --          41,998         19,502           --             --
David S. Hendrickson .......      --            --          54,373         40,627           --             --

----------------------------
(1) The Company has not granted any stock appreciation rights and its stock plans do not provide for the granting of such rights.

(2) Calculated by determining the difference between the fair market value of the securities underlying the options at year end ($2.87 per share as of May 31, 2003) and the exercise price of the options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

      In its ordinary course of business, the Company enters into transactions with certain of its directors and officers. The Company believes that each such transaction has been on terms no less favorable for the Company than could have been obtained in a transaction with an independent third party.

Legal Counsel

      During fiscal 2003, Mario M. Rosati, a member of the Board of Directors of the Company, was also a member of the law firm of Wilson Sonsini Goodrich & Rosati ("WSGR"). The Company retained WSGR as its legal counsel during the fiscal year. The Company plans to retain WSGR as its legal counsel again during fiscal 2004.

Change of Control Severance Agreement

      On January 24, 2001, the Company entered into Change of Control Severance Agreements with Mr. Carl N. Buck, Mr. David S. Hendrickson, Mr. Gary L. Larson, Mr. Carl J. Meurell and Mr. Rhea J. Posedel pursuant to which those executives would be entitled to a payment in the event of a termination of employment for specified reasons following a change of control of the Company. For this purpose, a change of control of the Company means a merger or consolidation of the Company, a sale by the Company of all or substantially all of its assets, the acquisition of beneficial ownership of a majority of the outstanding voting securities of the Company by any person or a change in the composition of the Board as a result of which fewer than a majority of the directors are incumbent directors. Termination of employment for purposes of these agreements means a discharge of the executive by the Company, other than for specified causes including dishonesty, conviction of a felony, misconduct or wrongful acts. Termination also includes resignation following the occurrence of an adverse change in the executive's position, duties, compensation or work conditions. The amounts payable under the agreements will change from year to year based on the executive's compensation. In the event of a termination in fiscal 2004 following a change of control, the amounts payable to Messrs. Buck, Hendrickson, Larson, Meurell and Posedel would be approximately $78,000, $98,000, $134,000, $170,000 and $233,000, respectively.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee consists of Messrs. Elder and Rosati. No interlocking relationship exists between the Company's Board of Directors and Compensation Committee and the board of directors or compensation committee of any other company.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Exchange Act of 1933, as amended, or the Securities Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings and such information shall be entitled to the benefits provided in Item 306(c) and (d) of Regulation S-K and Item 7(d)(3)(v) of Schedule 14A.

General

      The objectives of the overall executive compensation program are to attract, retain, motivate and reward Company executives while aligning their compensation with the achievements of key business objectives, maximization of shareholder value and optimal satisfaction of customers.

      The Compensation Committee is responsible for:

      1. Determining the specific executive compensation methods to be used by the Company and the participants in each of those specific programs;

      2. Determining the evaluation criteria and timeliness to be used in those programs;

      3. Determining the processes that will be followed in the ongoing administration of the programs; and

      4. Determining their role in the administration of the programs.

      All of the actions take the form of recommendations to the full Board of Directors where final approval, rejection or redirection will occur. The Compensation Committee is responsible for administering the compensation programs for all Company officers. The Compensation Committee has delegated the responsibility of administering the compensation programs for all other Company employees to the Company's officers.

Compensation Vehicles

      Currently, the Company uses the following executive compensation vehicles:

      o Cash-based programs: Base salary, Annual Incentive Bonus Plan, Annual Profit Sharing Plan, and a Sales Incentive Commission Plan; and

      o Equity-based programs: 1996 Incentive Stock Option Plan, the 1997 Employee Stock Purchase Plan and the Employee Stock Bonus Plan.

      These programs apply to all executive level positions, except for the Sales Incentive Commission Plan, which only includes executives directly responsible for sales activities. Periodically, but at least once near the close of each fiscal year, the Compensation Committee reviews the existing plans and recommends those that should be used for the subsequent year.

      The criteria for determining the appropriate salary level, bonus and stock option grants for each of the executive officers include (a) Company performance as a whole, (b) business unit performance (where appropriate) and (c) individual performance objectives. Company performance and business unit performance are measured against both strategic and financial goals. Examples of these goals are to obtain: operating profit, revenue growth, timely new product introduction, and shareholder value (usually measured by the Company stock price). Individual performance is measured to specific objectives relevant to the individual's position and a specific time frame.

      These criteria are usually related to a fiscal year time period, but may, in some cases, be measured over a shorter or longer time frame.

      The processes used by the Compensation Committee include the following steps:

      1. The Compensation Committee periodically receives information comparing the Company's pay levels to other companies in similar industries, other leading companies (regardless of industry) and competitors. Primarily national and regional compensation surveys are used.

      2. At or near the start of each evaluation cycle, the Compensation Committee meets with the Chief Executive Officer to review, revise as needed, and agree on the performance objectives set for the other executives. The Chief Executive Officer and Compensation Committee jointly set the Company objectives to be used. The business unit and individual objectives are formulated jointly by the Chief Executive Officer and the specific individual. The Compensation Committee also, with the Chief Executive Officer, jointly establishes and agrees on their respective performance objectives.

      3. Throughout the performance cycle review, feedback is provided by the Chief Executive Officer, the Compensation Committee and full Board, as appropriate.

      4. At the end of the performance cycle, the Chief Executive Officer evaluates each other executive's relative success in meeting the performance goals. The Chief Executive Officer makes recommendations on salary, bonus and stock options, utilizing the comparative results as a factor. Also included in the decision criteria are subjective factors such as teamwork, leadership contributions and ongoing changes in the business climate. The Chief Executive Officer reviews the recommendations and obtains Compensation Committee approval.

      5. The final  evaluations  and  compensation  decisions are discussed with
         each  executive  by  the  Chief   Executive   Officer  or  Compensation
         Committee, as appropriate.

Compensation of the Chief Executive Officer

      The Compensation Committee used the same compensation policy described above for all executive officers to determine the compensation for Rhea J. Posedel, the Company's Chief Executive Officer, in fiscal year 2003. In setting both the cash-based and the equity-based elements of Mr. Posedel's compensation, the Compensation Committee considered the company's performance, competitive forces taking into account Mr. Posedel's experience and knowledge, and Mr. Posedel's leadership in achieving our long-term goals. During fiscal year 2003, he received a stock option grant under our 1996 Stock Option Plan for 40,000 shares. These options vest over four years. The Compensation Committee believes Mr. Posedel's fiscal year 2003 compensation was fair, relative to the Company's performance and Mr. Posedel's individual performance and leadership, and it rewards him for this performance and will serve to retain him as a key employee.

Policy on Deductibility of Compensation

      We are required to disclose our policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax, the otherwise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held company, which is not performance-based compensation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to our executive officers for fiscal 2003 will exceed the $1 million limit per officer; however, to the extent such compensation to be paid to such executive officers exceeds the $1 million limit per officer, such excess will be treated as performance-based compensation.

      The Compensation Committee feels that the compensation vehicles used by the company, generally administered through the process as outlined above, provide a fair and balanced executive compensation program related to the proper business issues. In addition, it should be noted that compensation vehicles will be reviewed and, as appropriate, revised in order to attract and retain new executives in addition to rewarding performance on the job.

                                                     COMPENSATION COMMITTEE

                                                     William W. R. Elder
                                                     Mario M. Rosati

Company Performance

      The following graph shows a comparison of total shareholder return for holders of the Company's Common Stock for the last five fiscal years and ending May 31, 2003, compared with The Nasdaq Stock Market (U.S.) Index and the Philadelphia Semiconductor Index. The graph assumes that $100 was invested in the Company's Common Stock, in the Nasdaq Stock Market (U.S.) Index and the Philadelphia Semiconductor Index on May 31, 1998, and that all dividends were reinvested. The Company believes that while total shareholder return can be an important indicator of corporate performance, the stock prices of semiconductor equipment companies like Aehr Test Systems are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other semiconductor equipment company stocks.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                                      Cumulative Total Return
                                  --------------------------------------------------------------
                                  5/31/98    5/31/99    5/31/00    5/31/01    5/31/02    5/31/03

AEHR TEST SYSTEMS                  100.00      65.98      95.10      65.98      98.13      47.34
NASDAQ STOCK MARKET (U.S.)         100.00     141.04     193.32     120.24      92.53      91.95
PHILADELPHIA SEMICONDUCTOR         100.00     160.48     373.77     182.43     167.96     123.57

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Exchange Act requires that directors, certain officers of the Company and ten percent Shareholders file reports of ownership and changes in ownership with the SEC as to the Company's securities beneficially owned by them. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons, the Company believes that, (i) during the period from June 1, 2002 to May 31, 2003, its executive officers, directors and ten percent stockholders filed all required Section 16(a) reports on a timely basis, and (ii) during the period from June 1, 2000 to May 31, 2001, its executive officers, directors and ten percent stockholders filed all required Section 16(a) reports on a timely basis, with the exceptions of Carl J. Meurell, Gary L. Larson and Carl N. Buck, each of whom failed to timely file a Form 4.


                              FINANCIAL STATEMENTS

      The Company's Annual Report to Shareholders for the last fiscal year is being mailed with this proxy statement to Shareholders entitled to notice of the meeting. The Annual Report includes the consolidated financial statements, unaudited selected consolidated financial data and management's discussion and analysis of financial condition and results of operations.


                                  OTHER MATTERS

      The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.



                                             By Order of the Board of Directors,

                                             /s/ Rhea J. Posedel

                                             RHEA J. POSEDEL
                                             Chief Executive Officer and
                                             Chairman of the Board of Directors
Dated:  September 26, 2003

--------------------------------------------------------------------------------
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                AEHR TEST SYSTEMS

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 15, 2003

The undersigned Shareholder of Aehr Test Systems, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Rhea J. Posedel and Gary L. Larson, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Aehr Test Systems to be held on October 15, 2003, at 4:00 p.m., local time, at 400 Kato Terrace, Fremont, California 94539, and at any adjournments thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this card.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR (1) THE ELECTION OF DIRECTORS, (2) FOR THE AMENDMENT TO THE 1996 STOCK OPTION PLAN, (3) FOR THE AMENDMENT TO THE 1997 EMPLOYEE STOCK PURCHASE PLAN, AND (4) FOR RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

                        PLEASE SIGN AND DATE ON REVERSE SIDE
--------------------------------------------------------------------------------

                               DETACH PROXY CARD HERE
--------------------------------------------------------------------------------
1.    ELECTION OF DIRECTORS:

     [  ] FOR all nominees listed   [  ] WITHHOLD AUTHORITY to   [  ] EXCEPTION
          below (except as               vote for all nominees
          indicated).                    listed below

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

        Rhea J. Posedel      Robert R. Anderson      William W. R. Elder
                       Mukesh Patel      Mario M. Rosati

2. PROPOSAL TO AMEND THE COMPANY'S 1996 STOCK OPTION PLAN TO INCREASE BY 400,000 SHARES THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER TO PROVIDE FOR THE ISSUANCE OF UP TO AN AGGREGATE OF 1,950,000 SHARES OF COMMON STOCK OF THE COMPANY TO EMPLOYEES, DIRECTORS AND CONSULTANTS OF THE COMPANY.

           [  ] FOR                 [  ] AGAINST                [  ] ABSTAIN

3. PROPOSAL TO AMEND THE COMPANY'S 1997 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE BY 100,000 SHARES THE NUMBER OF SHARES RESERVED FOR ISSUANCE
      THEREUNDER TO PROVIDE FOR THE ISSUANCE OF UP TO AN AGGREGATE OF 400,000 SHARES OF COMMON STOCK OF THE COMPANY TO EMPLOYEES OF THE COMPANY.

           [  ] FOR                 [  ] AGAINST                [  ] ABSTAIN

4. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS:

           [  ] FOR                 [  ] AGAINST                [  ] ABSTAIN

5. IN THEIR DISCRETION, UPON SUCH OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

           [  ] FOR                 [  ] AGAINST                [  ] ABSTAIN

                                            The undersigned  hereby ratifies and
                                            confirms all that  the attorneys and
                                            proxies,  or  any of them,  or their
                                            substitutes,  shall  lawfully  do or
                                            cause  to be done  by virtue hereof,
                                            and   hereby  revokes  any  and  all
                                            proxies  heretofore   given  by  the
                                            undersigned  to vote at the meeting.
                                            The undersigned acknowledges receipt
                                            of  the Notice of Annual Meeting and
                                            the   Proxy  Statement  accompanying
                                            such notice.

                                            Dated: _______________________, 2003

                                            ____________________________________
                                                          Signature

                                            ____________________________________
                                                          Signature

                                            Please date this proxy card and sign
                                            above  exactly as  your name appears
                                            on this card.  Joint  owners  should
                                            each   sign  personally.   Corporate
                                            proxies   should  be  signed  by  an
                                            authorized    officer,    executors,
                                            administrators,    trustee,    etc.,
                                            should give their full titles.
--------------------------------------------------------------------------------